Exhibit 99.1

FOR RELEASE:  IMMEDIATELY

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES
DECLARATION OF QUARTERLY CASH DIVIDEND AND PRUDENTIAL MUTUAL
HOLDING COMPANY'S
ADOPTION OF THIRD STOCK PURCHASE PROGRAM

Philadelphia, Pennsylvania (December 16, 2009) -- Prudential Bancorp, Inc. of Pennsylvania (the "Company") (Nasdaq: PBIP) announced that its Board of Directors, at a meeting held today, declared a quarterly cash dividend of $0.05 per share on the common stock of the Company, payable on January 25, 2010 to the shareholders of record at the close of business on January 11, 2010.

The Company also announced that the Board of Directors of Prudential Mutual Holding Company ("MHC"), the majority shareholder of the Company, approved the purchase of an additional 50,000 shares of the Company's common stock. The MHC has completed its previously announced stock purchase program covering 198,000 shares. Repurchases will be made by the MHC from time to time in open-market or privately-negotiated transactions or otherwise as, in the opinion of management, market conditions warrant. The purchased shares held by the MHC will continue to be issued and outstanding and will increase the MHC's percentage ownership of the Company.

Tom Vento, President and Chief Executive Officer of the MHC and the Company, stated "We are pleased to announce a quarterly cash dividend to shareholders of Prudential Bancorp, Inc. and also the third purchase program by the MHC since our mutual holding company reorganization in March 2005. To date, the MHC has purchased a total of 418,000 shares at an aggregate cost of $4.7 million, or $11.23 per share on average and increased its percentage ownership of the Company to 70.9%."

Prudential Bancorp, Inc. of Pennsylvania is the "mid-tier" holding company for Prudential Savings Bank, a Pennsylvania-chartered, FDIC-insured savings bank originally organized in 1886 and headquartered in Philadelphia, Pennsylvania.  Prudential Savings Bank operates six full service offices in Philadelphia and one office in Drexel Hill, Pennsylvania.  At September 30, 2009, the Company had assets totaling $514.7 million, liabilities totaling $458.9 million and $55.8 million of shareholders' equity.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations.  Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes.  Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.Prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.

CONTACT:   Prudential Bancorp, Inc. of Pennsylvania
                          and Prudential Savings Bank
                               Thomas A. Vento, President and Chief Executive Officer
                       Joseph R. Corrato, Executive Vice President
                          and Chief Financial Officer
                       215-755-1500.

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